AGREEMENT AND PLAN OF MERGER



                                  by and among



                           NEXTPATH TECHNOLOGIES, INC.
                                    (Parent)

                           SAGEBRUSH TECHNOLOGY, INC.,
                             a Delaware Corporation
                                      (Sub)

                           SAGEBRUSH TECHNOLOGY, INC.,
                            a New Mexico Corporation
                                    (Target)



                                       and



                         DONALD G. CARSON, BETTY CARSON
                        AUGUST SANCHEZ AND YVONNE SANCHEZ
                                 (Shareholders)











                          Dated as of December 14, 1999

                                TABLE OF CONTENTS

Section                                 Description                         Page

1.       Definitions ......................................................... 2

2.       The Merger .......................................................... 7
         (a)      The Merger ................................................. 7
         (b)      Effective Time of the Merger ............................... 8
         (c)      The Surviving Corporation .................................. 8

3.       Conversion of Shares and Consideration Therefor ..................... 8
         (a)      Conversion of Target Shares ................................ 8
         (b)      Additional Consideration ................................... 8
         (c)      Delivery of Parent Shares .................................. 8
         (d)      Delivery of Target Shares .................................. 9
         (e)      Taking Necessary Action; Further Action .................... 9
         (f)      Registration Rights ........................................10
         (g)      Assumption of Obligations ..................................10
         (h)      Additional Payments to Donald G. Carson ....................10

4.       The Closing .........................................................10
         (a)      The Closing ................................................10
         (b)      Deliveries at the Closing ..................................10

5.       Escrow Account ......................................................11
         (a)      Deposit Into Escrow Account ................................11
         (b)      Investment of Escrow Amount ................................11
         (c)      Distribution from Escrow Account ...........................11
         (d)      Dispute Resolution .........................................12
         (e)      Reimbursement of Shareholders ..............................12

6.       Representations and Warranties Concerning the Transaction ...........13
         (a)      Representations and Warranties of the Shareholders .........13
                  (i)      Authorization of Transaction ......................13
                  (ii)     Noncontravention ..................................13
                  (iii)    Broker's Fees .....................................14
                  (iv)     The Shares ........................................14
                  (v)      Suitability .......................................14
                  (vi)     Absence of Registration ...........................14
                  (vii)    Restrictions on Transferability ...................14
                  (viii)   Access to Information .............................14
                  (ix)     Investment ........................................15
                  (x)      Liability .........................................15
                  (xi)     Other Positions ...................................15
                  (xii)    Disclosure ........................................15

         (b)      Representations and Warranties of the Parent ...............15
                  (i)      Organization and Qualification ....................15
                  (ii)     Capitalization ....................................16

                  (iii)    Authorization of Transaction ......................16
                  (iv)     Noncontravention ..................................17
                  (v)      Default ...........................................17
                  (vi)     Litigation ........................................17
                  (vii)    Suitability .......................................17
                  (viii)   Absence of Registration ...........................17
                  (ix)     Restrictions on Transferability ...................17
                  (x)      Access to Information .............................18
                  (xi)     Brokers' Fees .....................................18
                  (xii)    Investment ........................................18
                  (xiii)   Financing .........................................18
                  (xiv)    Creativity Incentive Plan .........................18
                  (xv)     Directors and Officers Liability Insurance ........19
                  (xvi)    Sub Shares ........................................19
                  (xvii)   No Redemption of Parent Shares ....................19
                  (xviii)  Disclosure ........................................19

7.       Representations and Warranties Concerning the Target ................19
         (a)      Organization and Qualification .............................19
         (b)      Capitalization .............................................19
         (c)      Notice of Transaction ......................................20
         (d)      Noncontravention ...........................................20
         (e)      Subsidiaries ...............................................20
         (f)      Financial Statements .......................................20
         (g)      Events Subsequent to the Most Recent Financial Statement ...20
         (h)      Undisclosed Liabilities ....................................22
         (i)      Tax Matters ................................................22
         (j)      Tangible Assets ............................................22
         (k)      Real Property ..............................................22
         (l)      Personal Property ..........................................23
         (m)      Intellectual Property ......................................23
         (n)      Product Liability/Warranties ...............................24
         (o)      Contracts ..................................................25
         (p)      Insurance ..................................................25
         (q)      Litigation .................................................26
         (r)      Employees ..................................................26
         (s)      Employee Benefits ..........................................26
         (t)      Health and Safety Matters ..................................26
         (u)      Environmental Matters ......................................26
         (v)      Legal Compliance ...........................................28
         (w)      Certain Business Relationships with the Target .............28
         (x)      Brokers' Fees ..............................................29
         (y)      Year 2000 Compliance .......................................29
         (z)      Customer List ..............................................29
         (aa)     Acquired Accounts Receivable ...............................29
         (bb)     Accounts Payable ...........................................29

         (cc)     Target Liability ...........................................30
         (dd)     Minutes  30
         (ee)     Continuity of Business Enterprise ..........................30
         (ff)     Disclosure .................................................30

8.       Additional Covenants  ...............................................30
         (a)      General  30
         (b)      Litigation Support .........................................30
         (c)      Transition .................................................30
         (d)      Confidentiality ............................................31
         (e)      Additional Tax Matters .....................................31
         (f)      Covenant Not to Compete ....................................32
         (g)      Employment Matters .........................................32

9.       Conditions to Obligations to Close ..................................33
         (a)      Conditions to Obligation of the Parent .....................33
         (b)      Conditions to Obligations of the Shareholders ..............35

10.      Closing Deliveries ..................................................37
         (a)      Instruments to be Delivered by the Shareholders at Closing .37
         (b)      Documents to be Delivered by the Parent and Sub at Closing .38

11.      Audit ...............................................................39

12.      Indemnification .....................................................39
         (a)      Survival ...................................................39
         (b)      Indemnification by the Shareholders ........................39
         (c)      Indemnification by the Parent and Sub ......................40
         (d)      Notice and Opportunity to Defend ...........................40

13.      Miscellaneous     40
         (a)      Disclosure Schedules .......................................40
         (b)      Press Releases and Announcements ...........................41
         (c)      No Third-Party Beneficiaries ...............................41
         (d)      Entire Agreement ...........................................41
         (e)      Succession and Assignment ..................................41
         (f)      Counterparts/Facsimile .....................................41
         (g)      Headings ...................................................41
         (h)      Notices  42
         (i)      Amendments and Waivers .....................................42
         (j)      Severability ...............................................42
         (k)      Expenses ...................................................43
         (l)      Construction ...............................................43
         (m)      Incorporation of Exhibits and Disclosure Schedules .........43
         (n)      Specific Performance .......................................43

EXHIBITS

A               Agreement of Merger
B               Certificate of Merger - Delaware
B-1             Articles of Merger - New Mexico
C               Escrow Agreement
D               Financial Statements
E               Consulting Agreement - Carson
F               Employment Agreement - Sanchez
G               Closing Certificate - Shareholders
H               Opinion of Counsel - Shareholders
I               Release of Shareholders
J               Closing Certificate - Parent
K               Opinion of Counsel - Parent
L               Agreement-Ladd
M               Assignment of Patent No. 5,105,672
N               Assignment of Roto-Lok(R)Trademark
O               Assignment of Technology in Harmony with Nature Trademark
P               Assignment of Interest in License Agreement

DISCLOSURE SCHEDULES

3(g)            Assumed Obligations
6(a)            Shareholders"  Amended Representations and Warranties
6(b)            Parent's' Amended Representations and Warranties
6(b)(iv)        Parent Approvals
6(b)(vi)        Litigation
7               Amended Representations and Warranties Concerning the Target
7(d)            Approvals
7(f)            Financial Statements
7 (g)           Events Subsequent to the Most Recent Financial Statement
7(h)            Target Liabilities
7(i)            Tax Matters
7(k)            Real Property
7(l)            Personal Property
7(m)            Intellectual Property
7(n)            Product Liability/Warranties
7(o)            Contracts
7(p)            Insurance
7(q)            Litigation
7(r)            Employees
7(s)            Employee Benefit (ERISA) Matters
7(t)            Health and Safety Matters
7(u)            Environmental Matters
7(v)            Legal Compliance
7(w)            Business Relationships
7(y)            Year 2000 Compliance
7(z)            Customer List

7(aa)           Acquired Accounts Receivable
7(bb)           Accounts Payable
7(cc)           Target Liability
7(dd)           Minutes
9(a)(xi)        Shareholders' Debt to Target

                          AGREEMENT AND PLAN OF MERGER

                  This Agreement and Plan of Merger (the "Agreement") is entered into as of December 14, 1999 (the "Effective Date") by and among NextPath Technologies, Inc., a Nevada corporation (the "Parent"), Sagebrush Technology, Inc., a Delaware corporation (the "Sub"), Sagebrush Technology, Inc., a New Mexico corporation (the "Target"), and Donald G. Carson and Betty Carson, husband and wife, of Albuquerque, New Mexico, and August Sanchez and Yvonne Sanchez, husband and wife, of Albuquerque, New Mexico (Donald G. Carson, Betty Carson, August Sanchez and Yvonne Sanchez are collectively referred to as the "Shareholders;" Donald G. Carson and Betty Carson are collectively referred to as the "Carson Shareholders;" and August Sanchez and Yvonne Sanchez are collectively referred to as the "Sanchez Shareholders"). The Parent, Sub, Target and the Shareholders are referred to in this Agreement individually as a "Party" and collectively as the "Parties." The Target and the Sub are referred to in this Agreement collectively as the "Constituent Corporations." This Agreement shall supercede the Stock Purchase Agreement among the Parties dated October 26, 1998.

                  WHEREAS, the Parent is engaged in the development of new and innovative technologies;

                  WHEREAS, the Target, whose principal executive offices are located at 10300-A Constitution, NE, Albuquerque, New Mexico 87112, is engaged in the business of designing, developing, manufacturing and marketing positioning devices (gimbals), and other business activities (the "Business");

                  WHEREAS,   the  Target  has  developed  and  is  the  owner of
proprietary  technology  related to the Business;

                  WHEREAS, the Shareholders own or hold a community interest in all of the issued and outstanding common stock of the Target (the "Shares");

                  WHEREAS, the Shareholders and the Boards of Directors of the Parent, Sub and Target have approved the acquisition of the Target by the Parent, and the merger of the Target into the Sub (the "Merger"), pursuant to the Agreement of Merger set forth as Exhibit A attached to this Agreement (the "Merger Agreement") and the transaction contemplated by this Agreement, in accordance with the applicable provisions of the statutes of the States of Delaware and New Mexico, which permit the Merger;

                  WHEREAS, for Federal income tax purposes, it is intended that the transaction contemplated by this Agreement shall be a forward triangular merger which qualifies as a reorganization pursuant to Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code; and

                  WHEREAS, concurrent with the Merger, the Sub and Donald G. Carson desire to enter into a consulting agreement and the Sub and August Sanchez desire to enter into an employment agreement.

                  NOW, THEREFORE, in consideration of the representations, warranties, and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Parties agree as follows:

                  1.       Definitions.

                  "Acquired Accounts Receivable" means all accounts receivable of the Target which are unpaid as of the Closing Date and which are listed on Disclosure Schedule 7(aa).

                  "Adverse Consequences" means all actual damages from complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations, injunctions, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including all reasonable attorneys' fees and court costs.

                  "Affiliate" means (a) any person directly or indirectly owning, controlling, or holding with power to vote ten percent (10%) or more of the outstanding voting securities of such other person; (b) any person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person;
(c) any person directly or indirectly controlling, controlled by, or under common control with such other person; (d) any officer, director or partner of such other person; and (e) if such other person is an officer, director or partner, any company for which such person acts in any such capacity.

                  "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms the basis for any specified consequence.

                  "Business"  means  the  business  of  designing,   developing,
manufacturing and marketing of positioning devices (gimbals) and all other business activities engaged in by the Target.

                  "Business Day" means any day except a Saturday, Sunday or other day in which commercial banks in the State of New Mexico are authorized by law to close.

                  "Carson Shareholders" mean Donald G. Carson and Betty Carson, husband and wife.

                  "Cause" means the conviction of (a) a felony, or (b) a misdemeanor involving embezzlement, fraud, conversion or misuse of the Sub's funds or resources or that affects the Sub's business, operations or reputation or substantially impairs a person's qualifications, character or ability to perform his or her duties.

                  "Claim Settlement Amount" has the meaning set forth in Section 12.

                  "Closing" has the meaning set forth in Section 4(a).

                  "Closing Date" has the meaning set forth in Section 4(a).

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Confidential Information" means any information, technical data or know-how related to any aspect of a Party's business (including without limitation, research findings, products, proposals, formulas, test results, product developments, discoveries, inventions, processes, designs, drawings, engineering studies, marketing reports, customer lists and financial information) which is disclosed by one party (the "Disclosing Party") to the another party (the "Receiving Party"), either directly or indirectly, in writing, orally, electronically, graphically, or by drawings, plans or inspection of products, tests or equipment. The term "Confidential Information" shall not include any information, technical data or know-how which: (a) is already (or otherwise becomes) publicly known, not as a result of any action or inaction of the Receiving Party; (b) is in the Receiving Party's possession prior to disclosure by the Disclosing Party as can be shown by the Receiving Party's files and records as they existed immediately prior to the disclosure;
(c) is approved for release by written  authorization  of the Disclosing  Party;
(d) is independently developed and disclosed by a third party to the Receiving Party; or (e) is required at or before the time in question to be disclosed by law or regulation.

                  "Controlled Group of Corporations" has the meaning set forth in Code Sec. 1563.

                  "Disclosure Schedule" has the meaning set forth in Section 6.

                  "DOJ" means the Antitrust Division of the United States Department of Justice or any successor Governmental Body.

                  "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multi-employer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program but does not include standard vacation and sick leave benefits.

                  "Employee Pension Benefit Plan" has the meaning set forth in ERISA Sec. 3(2).

                  "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Sec. 3(1).

                  "Environmental Damages" means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs, and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any good faith settlement or judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including without limitation reasonable attorneys' fees and disbursements and consultants' fees, any of which are incurred at any time as a result of the existence prior to the Closing Date of: (i) Hazardous Material upon, about, or beneath the Real Property, or (ii) a violation of Environmental Requirements pertaining to the Real Property, if the existence of such Hazardous Material or the violation of Environmental Requirements arose upon or after the Target's ownership or operation of the Real Property.

                  "Environmental Requirements" means all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, of all governmental agencies, departments, commissions, boards, bureaus, states, political subdivisions, or instrumentalities of the United States, and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment.

                  "Equitable Exceptions" has the meaning set forth in Section 6(a)(i).

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Fiduciary" has the meaning set forth in ERISA Sec. 3(21).

                  "Financial Statements" has the meaning set forth in Section 7(f).

                  "FTC" means the United States Federal Trade Commission or any successor Governmental Body

                  "GAAP" means generally accepted accounting principles as in effect from time to time.

                  "Governmental Body" means any federal, state, county, city, town, village, municipal or other governmental department, commission, board, bureau, agency, authority or instrumentality.

                  "Hazardous Materials" means any substance other than substances and materials necessary to produce the products currently manufactured by the Target on the Real Property or used in the ordinary course of the Business: (i) the presence of which requires investigation or remediation under any applicable federal, state, or local statute, regulation, ordinance, order, action, policy, or common law; (ii) that is defined as `a "hazardous waste" or "hazardous substance" under any applicable federal, state, or local statute, regulation, or ordinance; (iii) that is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is regulated by any applicable governmental authority within a United States agency, department, commission, board, agency, or instrumentality;
(iv) the presence of which on the Real Property causes or threatens to cause a nuisance upon the Real Property or to adjacent properties, or poses or threatens to pose a hazard to the health or safety of persons on or about the Real Property; (v) the presence of which on adjacent properties could constitute a trespass by the Target or the Parent as of the Closing Date; (vi) that contains gasoline, diesel fuel, or other petroleum hydrocarbons in any unconfined manner; or (vii) that contains PCBs, asbestos, or urea formaldehyde foam insulation.


                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "Indemnified Party" means the party indemnified under this Agreement.

                  "Indemnifying   Party"  means  the  party   indemnifying   the
Indemnified Party under this Agreement.

                  "Intellectual Property" means all (a) trademarks, service marks, trade dress, logos, trade names, and corporate names and registrations and applications for registration thereof, (b) copyrights and registrations and applications for registration thereof, (c) computer software, data, and documentation, (d) trade secrets and confidential business information (including formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information), (e) all property, tangible or intangible, acquired or used directly or indirectly in connection with the development and/or maintenance of the Target's website, including without limitation, the databases and all information contained therein, the domain names, the technology underlying the website, all hardware and software, all contents of the website, all information received from the persons accessing the website, and any and all trademark, copyright and other intellectual property rights to any or all of the foregoing, and (f) all goodwill associated with any of the above.

                  "Knowledge"   means,   with  respect  to  the  Target,  actual
knowledge by Donald G.  Carson or Betty Carson.

                  "Known Claim" has the meaning set forth in Section 12.

                  "Known Claim Amount" has the meaning set forth in Section 12.

                  "Laws" means all laws, statutes, codes, rules, regulations, ordinances, or orders of any Governmental Body.

                  "Liability" means any liability, debt, obligation, amount or sum due (whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due) including any liability for Taxes.

                  "Material" or "Material Adverse Effect" means a material adverse effect (10% or greater) on the assets, financial condition or results of operations of the Party immediately upon the effectiveness of the Closing on the Closing Date.

                  "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

                  "Most Recent Financial Statement" has the meaning set forth in
Section 7(f).

                  "Multi-employer Plan" has the meaning set forth in ERISA Sec. 3(37).

                  "Order" means any order, writ, injunction,  decree,  judgment,
award,   determination  or  written  direction  of  any  court,   arbitrator  or
Governmental Body.

                  "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

                  "Parent"   means   NextPath   Technologies,  Inc.,  a   Nevada
corporation.

                  "Party" has the meaning set forth in the preface above.

                  "Patent" or "Patents" means United States Patent Number 5,105,672, issued April 21, 1992, for a Rotary Drive Apparatus Having One Member With Smooth Outer Peripheral Surface, including any divisions or continuances in whole or in part thereof, any U.S. or foreign patents or applications that are later added to this Agreement, any patents issuing on any such applications, any reissuance or extensions or reexaminations of any such patents and any foreign patents or patent applications corresponding to any of the U.S. patents or patent applications included in the Patent.

                  "Permitted Lien" means (i) any Security Interest for which the underlying liability is disclosed on the Most Recent Balance Sheet, (ii) any Security Interest for Taxes not yet due or being contested in good faith, or
(iii) any Security Interest which does not materially detract from the value or materially interfere with the use of any asset as currently used in the Business by the Target.

                  "Person"  means  an  individual,   corporation,   partnership,
association, trust or other entity or organization, including a Governmental Body or an agency or instrumentality thereof.

                  "Personal Property" means all tangible property other than Real Property.

                  "Pre-Closing Tax Period" means any Tax period ending prior to the Closing Date.

                  "Preliminary Report Financials"  has the meaning  set forth in
Section 7(f).

                  "Products" means that group of products which has been designed, developed and/or produced, or which is presently sold or offered for sale by, the Target.

                  "Prohibited Transaction" has the meaning set forth in ERISA Sec. 406 and Code Sec. 4975.

                  "Real Property" means all real estate, improvements, buildings and fixtures owned or leased by the Target or its subsidiaries in connection with the Business.

                  "Reportable  Event"   has  the  meaning  set  forth  in  ERISA
Sec. 4043.

                  "Sanchez   Shareholders"   means  August  Sanchez  and  Yvonne
Sanchez, husband and wife.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, or other lien, other than (a) mechanic's, materialmen's and similar liens, (b) liens for Taxes not yet due and payable (or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings), (c) liens arising under workers' compensation, unemployment insurance, social security, retirement, and similar legislation, (d) liens arising in connection with sales of foreign receivables, (e) liens on goods in transit incurred pursuant to documentary letters of credit, (f) purchase money liens and liens securing rental payments under capital lease arrangements, and
(g) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

                  "Shareholders" means Donald G. Carson and Betty Carson, husband and wife, and August Sanchez and Yvonne Sanchez, husband and wife.

                  "Shares" means all of the outstanding shares of the common stock of the Target as owned by the Shareholders on the Effective Date and on the Closing Date.

                  "Sub"   means   Sagebrush   Technology,   Inc.,    a  Delaware
corporation.

                  "Subsidiary" means any corporation or limited liability company with respect to which another specified corporation or limited liability company has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or managers.

                  "Target"  means  Sagebrush  Technology,  Inc.   a  New  Mexico
corporation.

                  "Tax" means any  federal,  state,  local,  or foreign  income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto.

                  "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  2.       The Merger.

                  (a) The Merger. At the Effective Time (as defined in Section 2(b) below), the Target shall be merged with and into the Sub in accordance with the applicable provisions of Delaware and New Mexico law, and the separate existence of the Target shall thereupon cease, and the Sub, as the Surviving Corporation in the Merger (the "Surviving Corporation"), shall continue its corporate existence under the laws of the State of Delaware under its present name.When the Merger becomes effective, the Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, powers, and franchises as well of public as of a private nature, and being subject to all the restrictions, disabilities and duties of each of the Constituent Corporations, and all property, real, personal and mixed and all goodwill associated therewith, and all debts due to either Constituent Corporation on whatever account, as well as all other things belonging to or due to each of the Constituent Corporations, shall be vested in the Surviving Corporation without further act or deed. The Surviving Corporation shall thenceforth be responsible and liable for all debts, liabilities, duties and obligations of each of the Constituent Corporations, in accordance with applicable Delaware law.

                  (b) Effective Time of the Merger. On the Closing Date, the Merger Agreement or a Certificate of Merger, if permitted, together with any other required instruments and certificates, shall be duly executed and filed with the Delaware Secretary of State in accordance with Delaware law and duplicate Articles of Merger, together with any other required instruments and certificates, shall be duly executed and filed with the New Mexico Public Regulation Commission. Subject to the laws of the States of New Mexico and Delaware, the Merger shall become effective on the date the Merger Agreement is filed with the Delaware Secretary of State or such later time or date as may be specified in the Certificate of Merger (the "Effective Time").

                  (c)      The Surviving Corporation.

                           (i)......Name. The Surviving Corporation shall be the
Sub,  "Sagebrush  Technology, Inc.," a Delaware corporation.

                           (ii).....Certificate of Incorporation.The Certificate
of Incorporation of the Sub in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation.

                           (iii)....Bylaws.  The  Bylaws of the Sub in effect at
the  Effective  Time  shall be the Bylaws of the Surviving Corporation.

                           (iv).....Directors  and  Officers.  The directors and
officers of the Sub as existing immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation.

                  3.       Conversion of Shares and Consideration Therefore.

                  (a) Conversion of Target Shares. Pursuant to the Merger Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the Shareholders, the Shares shall be converted into, and become exchangeable for, Six Hundred Thousand (600,000) shares of Parent's restricted common stock, par value $.001 (the "Parent Shares").

                  (b) Additional Consideration. In addition to the conversion of the Shares into Parent Shares, the Sub shall pay to the Shareholders Two Million Six Hundred Twenty-Five Thousand Dollars ($2,625,000) (the "Additional Consideration"). On the Closing Date (as defined in Section 4), the Sub shall pay the Additional Consideration as follows:

                           (i)......Eight Hundred  Seventy-Five Thousand Dollars
($875,000) (the "Escrow Payment") shall be paid to the Escrow Agent to be held and distributed as set forth in Section 5; and

                           (ii).....One  Million  Seven  Hundred Fifty  Thousand
Dollars  ($1,750,000) (the "Initial Payment") shall be paid to the  Shareholders by wire transfer of immediately available funds. The Initial ayment shall be paid to the respective Shareholders in the following amounts:

                       Shareholder                              Initial Payment

                 Donald G. and Betty Carson                          $1,500,000

                 August and Yvonne Sanchez                              250,000

                          TOTAL                                      $1,750,000

                  The Parent Shares, Escrow Payment and Initial Payment shall collectively be known as the "Merger Consideration".


                  (c) Delivery of Parent  Shares.  The Parent shall  deliver the
Parent Shares to the Shareholders at Closing in the form of certificates evidencing ownership as follows:


                             Shareholders                         Parent Shares

                  Donald G. and Betty Carson,                           514,286
                  Joint Tenants With Right of Survivorship

                  August and Yvonne Sanchez,                             85,714
                  Joint Tenants with Right of Survivorship

The Parent Shares will be "Restricted Securities," as defined by Rule 144 under the Securities Act of 1933, will be restricted as to transferability, and will bear substantially the following legend:

                  The Securities represented by this Certificate have not been registered under the United States Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The Securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

                  (d) Delivery of Target Shares. At Closing, the Shareholders shall deliver to the Parent all certificates of the Shares which shall be cancelled and exchanged for the Merger Consideration. From and after the Effective Time, the stock transfer books of the Target shall be closed and no transfer of Shares shall thereafter be made.

                  (e) Taking of Necessary Action; Further Action. The Parent, Sub, Target and Shareholders shall take all such action as may be necessary or appropriate in order to effectuate the Merger as promptly as possible, subject to all of the terms and conditions of this Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers, franchises, and all goodwill associated therewith, of either of the Constituent Corporations, the officers and directors of the Constituent Corporations are fully authorized in the name of the Constituent Corporations or otherwise to take, and shall take, all such action.

                  (f) Registration Rights. The Parent shall file a registration statement effecting the registration under the Securities Act of the Parent Shares with the Securities and Exchange Commission within six months of the Closing Date.

                  (g) Assumption of Obligations. The Parent and Sub shall (i) assume the obligations, if any, of the Shareholders and the Target, or any of them, to Brad Greico, Gary Greico, Paul McClory, 3GC Ltd., TransInt Holdings, Inc. and Willow Holdings, Inc. or any of them (the "Releasors"), arising out of or in connection with the transfer by or on behalf of the Releasors of funds for the benefit of the Shareholders or the Target or negotiations by the Releasors with respect to an investment in the Target as described in Disclosure Schedule 3(g), and (ii) will indemnify, defend and hold the Shareholders, and each of them, harmless from each and every demand, claim, cause of action, loss, damage, cost or expense, howsoever denominated, including without exception attorney's fees, which may be suffered, paid or incurred by any of them, as a consequence, arising out of, or as a result of, any claim by any of the Releasors against the Target, the Shareholders, or any of them.

                  (h) Additional Payments to Donald G. Carson. At Closing, the Parent agrees to pay Donald G. Carson and Betty Carson, husband and wife, the following amounts:

                           (i) $60,000, which represents accrued and unpaid royalties that Sagebrush owes Donald G. Carson,

                           (ii) $50,680.13, which represents the payment by Donald G. Carson and Betty Carson of a bank loan obtained for the benefit of the Target, and

                           (iii) $4,441.75, which represents vacation benefits lost when Donald G. Carson changes from an employee of the Target to a consultant of the Sub.

                  4.       The Closing.

                  (a) The Closing. The closing of the transaction contemplated by this Agreement (the "Closing") will take place in Oklahoma City, Oklahoma, commencing at 9:00 a.m. local time on the first Business Day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated in this Agreement, or such other date, time and place as the Parties may mutually determine (the "Closing Date"); provided however, that the Closing Date will be no later than December 31, 1999 after which any Party may terminate this Agreement upon written notice to the other Parties and without obligation to the other Parties.

                  (b) Deliveries at the Closing. At the Closing, (i) the Shareholders will deliver to the Parent the various certificates, instruments, and documents referred to in Section 10(a), and (ii) the Parent will deliver to the Shareholders the various certificates, instruments, and documents referred to in Section 10(b).

                  5.       Escrow Account.

                  (a) Deposit Into Escrow Account. On the Closing Date, the Sub will deposit the Escrow Payment (the Escrow Payment together with any proceeds realized from the investment of the Escrow Payment are collectively referred to as the "Escrow Amount") into an escrow account (the "Escrow Account") with BancTrust, the Trust Division of BancFirst, Oklahoma City, Oklahoma (the "Escrow Agent") to be held and invested by the Escrow Agent pursuant to the terms and conditions of the Escrow Agreement attached as Exhibit C to this Agreement and distributed not later than one (1) year following the Closing Date (the "Escrow Closing Date").

                  (b) Investment of Escrow Amount. The Escrow Agent shall invest the Escrow Amount during the term of the Escrow Agreement in such short term cash equivalent or money market obligations and/or investments as the Escrow Agent, in its discretion, may deem appropriate. All income derived from the investment of the Escrow Amount shall accrue to the Escrow Account. In the event that the Escrow Payment does not appreciate in value by at least $87,500 (10%) during the one year term of the Escrow Agreement (the "Escrow Appreciation Amount'), the Parent or the Sub shall deposit an amount equal to the shortfall between the Escrow Appreciation Amount and the actual amount of appreciation with the Escrow Agent on the Escrow Closing Date. On the Escrow Closing Date, the term "Escrow Amount" shall include any such deposit made by the Parent.

                  (c) Distribution from Escrow Account. Not later than ten (10) days before the Escrow Closing Date, the Parent shall provide the Shareholders and the Escrow Agent with a list of all claims asserted against the Parent or the Sub as of that date for which the Parent or the Sub seeks indemnification by the Shareholders and claims which the Parent or Sub may have against the Shareholders for breach of this Agreement or of any representation or warranty of the Shareholders contained in this Agreement (the "Known Claim Amounts" and the "Known Claim Amounts List") and a list of any Claim Settlement Amounts to which the Parent or the Sub claim to be entitled pursuant to Section 12 (the "Claim Settlement Amount List"). On the Escrow Closing Date, the Escrow Agent shall distribute the Escrow Amount in the following amounts and order of priority:

                           (i) if the face value of the Known Claim Amounts and Claim Settlement Amounts as set forth in the Known Claims Amount List and the Claim Settlement Amount List does not exceed One Hundred Twenty Thousand Dollars ($120,000.00) in the aggregate, then, on the Escrow Closing Date, the Escrow Agent shall distribute the Escrow Amount to the Shareholders, sixth sevenths (6/7) to Donald G. Carson and Betty Carson, and one seventh (1/7) to August Sanchez and Yvonne Sanchez; and

                           (ii) if the face value of the Known Claim Amounts and Claim Settlement Amounts as set forth in the Known Claims Amount List and the Claim Settlement Amount List exceeds One Hundred Twenty Thousand Dollars ($120,000.00) in the aggregate, then, on or before the Escrow Closing Date, the Carson Shareholders shall provide the Parent and the Escrow Agent with a statement indicating the extent, if at all, to which the Carson Shareholders acknowledge the validity of the Known

         Claims Amounts and Claim Settlement Amounts ("Acknowledged Claims Statement"), and the Escrow Agent shall distribute or hold the Escrow Amount as follows:

                                    (A) On the Escrow  Closing Date,  distribute
                  to the Parent or Sub or their designee an amount equal to that portion of the value of the Known Claim Amounts and Claim Settlement Amounts acknowledged as valid by the Carson Shareholders in the Acknowledged Claims Statement, provided the value of the acknowledged portions exceeds an aggregate of One Hundred Twenty Thousand Dollars ($120,000);

                                    (B)  Until  the  award  is  rendered  by the
                  arbitrator pursuant to Section 5(d), hold in the Escrow Account and continue to invest an amount equal to the difference between (a) the aggregate face value of the Known Claim Amounts and Claim Settlement Amounts as set forth in the Known Claims Amount List and the Claim Settlement Amount List, and (b) the sum distributed pursuant to Section 5(c)(ii)(A), above, and upon the rendering of an award pursuant to Section 5(d), distribute, in accordance with the award, the difference and any income derived from the investment of the difference from the Escrow Closing Date; and

                                    (C) On the Escrow  Closing Date,  distribute
                  to the Shareholders an amount equal to the difference  between
                  (a) the Escrow Amount and (b) the total of the sums distributed or held pursuant to sections 5(c)(ii)(A) or (B) on the following basis: sixth sevenths (6/7) to Donald G. Carson and Betty Carson, husband and wife, and one seventh (1/7) to August Sanchez and Yvonne Sanchez, husband and wife.

                  (d) Dispute Resolution In the event the Carson Shareholders notify the Parent that they dispute a Known Claims Amount or a Claim Settlement Amount proposed by the Parent, the Carson Shareholders and the Parent shall use their reasonable efforts to negotiate a prompt resolution of the dispute. Should they be unable to resolve the dispute, upon the written demand of either, they shall resolve the dispute through binding arbitration in New Mexico. The arbitration will be conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association, but will not be administered by the American Arbitration Association. The arbitrator will be chosen as follows: following receipt of a written demand to arbitrate, the Parent and the Carson Shareholders will each appoint an arbitrator within seven days. The appointed arbitrator(s) will, within seven days of the date of his/her/their appointment, appoint a neutral arbitrator who will hear the case. The parties may communicate with the neutral arbitrator in writing with a copy of the communication provided to the other party. The arbitrator will prepare a written award, resolving all disputes between the parties in accordance with the provisions of this Agreement, and will deliver an original of the award to each of the parties and the Escrow Agent. The fee and expenses of each appointed arbitrator shall be paid by the party appointing the arbitrator and the fee and expenses of the neutral arbitrator shall be paid one-half by each party.

                  (e) Reimbursement of Shareholders. If the Parent is reimbursed for a Known Claim Amount or a Claim Settlement Amount out of the Escrow Account and the Known Claim Amount or the Claim Settlement Amount is subsequently reduced, the Parent or Sub shall, within thirty (30) days of the reduction, reimburse the Shareholders in an amount equal to the reduction of the Known Claim Amount or the Claim Settlement Amount.

                  6.  Representations and Warranties Concerning the Transaction.

                  (a) Representations and Warranties of the Shareholders. The Carson Shareholders, for themselves, jointly and severally, and the Sanchez Shareholders, for themselves, jointly and severally, represent and warrant to the Parent and Sub that the statements contained in this Section 6(a) are true, correct and complete as of the Effective Date and will be true, correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the Effective Date throughout this Section 6(a)), except to the extent that such representations and warranties are expressly made as of another specified date, and as to such representations and warranties, the same will be true, correct and complete as of such date and except as set forth in Disclosure Schedule 6(a) attached to this Agreement.

                           (i) Authorization of Transaction. The Shareholders have full power and authority to execute and deliver this Agreement and to perform their obligations under this Agreement. This Agreement has been duly executed and delivered by the Shareholders. This Agreement constitutes the valid and legally binding obligation of the Shareholders, enforceable in accordance with its terms and conditions, except that (A) such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other laws, decisions or equitable principles now or hereafter in effect relating to or affecting the enforcement of creditors' rights or debtors' obligations generally, and to general equity principles, and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought (the terms of clause (A) and (B) are sometimes collectively referred to as the "Equitable Exceptions"). The Merger and the Merger Agreement have been approved by the Shareholders of the Target and otherwise in accordance with the applicable law of the State of New Mexico. Except for filings required by the HSR Act, if so required, the Shareholders need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Body in order to consummate the transactions contemplated by this Agreement.

                           (ii) Noncontravention. Except for approvals required under the HSR Act, if any, neither the execution and the delivery of this Agreement by the Shareholders, nor the consummation of the transactions contemplated by this Agreement by the Shareholders, will
         (A) violate any Law or Order or other restriction of any Governmental Body to which any of the Shareholders is subject, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any part the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which any of the Shareholders is a party or, to the knowledge of the Shareholders, by which he or she is bound or to which any of his or her assets is subject and as a result have a Material Adverse Effect on him or her.

                           (iii) Broker' s Fees. The Shareholders have no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Parent or Sub could become liable or obligated.

                           (iv) The Shares. The Shareholders hold of record and own beneficially all of the Shares free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), claims, Taxes, Security Interests (other than those to be removed at Closing), options, warrants, rights, contracts, calls, commitments, equities, and demands. None of the Shareholders are a party to any option, warrant, right, contract, call, put, or other agreement or commitment providing for the disposition by the Shareholders of any capital stock of the Target (other than this Agreement, including any Exhibits in this Agreement). None of the Shareholders is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Target.

                           (v) Suitability. Each of the Shareholders is an Accredited Investor, as that term is defined in Regulation D and the Securities Act, either directly or through their professional tax and other advisors, has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks relating to the acquisition of the Parent Shares and making an informed purchase and investment decision.

                           (vi)   Absence   of   Registration.   Each   of   the
         Shareholders understands that the Parent Shares have not been registered under the Securities Act or any state securities laws, and are being offered and sold under exemptions from the registration provisions of the Securities Act, and applicable state securities laws, and that such exemptions may depend upon, among other things, the bona fide nature of the respective Shareholder's investment intent as expressed in this Agreement.

                           (vii) Restrictions on Transferability. Each of the Shareholders acknowledges that the Parent Shares may not be offered or sold and must be held indefinitely unless subsequently registered under the Securities Act and applicable state securities laws or unless any proposed transaction involving any of the Parent Shares qualifies for exemption from registration under the Securities Act and applicable state securities law, and that no such exemption may be available at any particular time. Each of the Shareholders further acknowledges that the Parent Shares are and will be subject to the legend set forth in
         Section 3(c) as they are "restricted securities" under Rule 144 as promulgated by the SEC under the Securities Act.

                           (viii) Access to Information. Each of the Shareholders has had an opportunity to discuss, and has discussed to his or her satisfaction, the Parent's business, management and financial affairs with the Parent and others involved in the management of the Parent. Each of the Shareholders has had the opportunity to ask questions and receive answers, and has asked questions and received answers to his or her satisfaction, concerning the terms and conditions of this transaction, and has had the opportunity to obtain, and has obtained, to his or her satisfaction, any additional information which the Parent possesses or could acquire without unreasonable effort or expenses. Each of the Shareholders has had the opportunity to review, and has reviewed to his or her satisfaction, the Parent's facilities and books and records as necessary to evaluate the Parent Shares and the business of the Parent. Each of the Shareholders acknowledges that the Parent has not made any representations regarding the Parent Shares or the business of the Parent or the management or financial affairs of the Parent except to the extent set forth in this Agreement and the Exhibits to this Agreement, and any other writing delivered pursuant to this Agreement or at Closing. Each of the Shareholders acknowledges the risks inherent in the quality, character and underlying business of the Parent. At Closing, each of the Shareholders will assume the risk of full or partial loss of his or her investment.

                           (ix)   Investment.   Each  of  the   Shareholders  is
         acquiring the Parent Shares for investment purpose only and not with a view to or for sale in connection with any distribution of them within the meaning of the Securities Act. Furthermore, each of the Shareholders acknowledges that neither the Securities and Exchange Commission nor any state securities commission has passed upon the merits of an investment in the Parent Shares and that any representation to the contrary is a criminal offense.

                           (x) Liability. Each of the Shareholders represents that as of the Closing Date. Each of the Shareholders represents that as of the Closing Date, except for the amounts to be paid to Donald G. Carson at Closing pursuant to Section 3(h)(i-iii), and sums which may accrue to Betty Carson and August Sanchez as employees of the Target prior to the Closing in the Ordinary Course of Business, the Target has no Liability whatsoever to the Shareholders, jointly or severally, and the Shareholders, jointly or severally, have no claims or causes of action whatsoever against the Target.

                           (xi) Other Positions. None of the Shareholders is an officer, director, employee, or equity owner of any entity other than the Target.

                           (xii) Disclosure. The representations and warranties contained in this Section 6 as amended, modified and/or supplemented by the Disclosure Schedules do not contain any untrue statement of a Material fact or omit to state any Material fact necessary in order to make the representations, warranties, statements and information contained in this Section 6 and in any Disclosure Schedule not misleading.

                  (b) Representations and Warranties of the Parent and Sub. The Parent and Sub represents and warrant to the Shareholders that the statements contained in this Section 6(b) are true, correct and complete as of the Effective Date and will be true, correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the Effective Date throughout this Section 6(b)), except to the extent that such representations and warranties are expressly made as of another specified date, and as to such representations and warranties, the same will be true, correct and complete as of such date, and except as set forth in the Disclosure Schedule 6(b) attached to this Agreement.

                           (i) Organization and Qualification. The Parent is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. It has full power and authority to carry on its business as it is now being conducted and to own and operate its assets and business. If required by law, the Parent will be duly licensed or qualified to transact business as a foreign corporation in New Mexico. The Parent changed its name from "Hyperion Technologies, Inc." to "NextPath Technologies, Inc." on July 23, 1999.

                           The Sub is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. It has full power and authority to carry on its business as it is now being conducted and to own and operate its assets and business. The Sub will be duly licensed or qualified to transact business as a foreign corporation in New Mexico.

                           (ii) Capitalization. The Parent has authorized capital stock consisting of 100,000,000 shares of common stock, $0.001 par value, of which approximately 30,000,000 shares have been issued and are outstanding as of the Effective Date, and 1,000,000 shares of preferred stock, $0.001 par value, none of which have been issued and are outstanding as of the Effective Date. The outstanding shares have been validly issued and are fully paid and nonassessable. When delivered to the Shareholders pursuant to this Agreement, the Parent Shares will have been validly issued and will be fully paid and nonassessable. No subscriptions, options, warrants, calls, commitments or agreements (including, without limitation, voting trust agreements or any other agreement relating to the voting of shares or restricting in any manner the sale or transfer of shares) relating to the authorized or issued shares of the Parent are outstanding.

                           The Sub has authorized capital stock consisting of 5,000 shares of common stock, $.01 par value, of which 5,000 shares have been issued and are outstanding as of the Effective Date, all of which are owned by the Parent. The outstanding shares have been validly issued and are fully paid and nonassessable. No subscriptions, options, warrants, calls, commitments or agreements (including, without limitation, voting trust agreements or any other agreement relating to the voting of shares or restricting in any manner the sale or transfer of shares) relating to the authorized or issued shares of the Sub are outstanding.

                           (iii) Authorization of Transaction. The Parent and the Sub have full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform their obligations under this Agreement and this Agreement has been duly executed and delivered by them. This Agreement constitutes the valid and legally binding obligation of the Parent and the Sub, enforceable in accordance with its terms and conditions except for the Equitable Exceptions. The Merger and the Merger Agreement have been approved by Directors of the Parent and Sub and by the Parent as the sole shareholder of the Sub and otherwise in accordance with applicable law of the states of Nevada and Delaware. Except for filings required under applicable law to effect the Merger, and any required under the HSR Act, if so required, the Parent and the Sub need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Body in order to consummate the transactions contemplated by this Agreement.

                           (iv) Noncontravention. Except for approvals required under the HSR Act, if so required, and as set forth in Disclosure
         Schedule 6(b)(iv) attached to this Agreement, neither the execution and the delivery of this Agreement by the Parent and the Sub, nor the transfer to or receipt by Parent or Sub of funds to be used to consummate the transaction contemplated by this Agreement, nor the consummation of the transactions contemplated by this Agreement by the Parent and the Sub, will (A) violate any Law or Order or other restriction of any Governmental Body to which the Parent or the Sub is subject or any provision of its charter or bylaws, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which the Parent or the Sub is a party or, to the Knowledge of the Parent or Sub, by which it is bound or to which any of its assets is subject and which as a result have a Material Adverse Effect on the Parent or the Sub.

                           (v) Default. To its knowledge, neither the Parent nor the Sub has defaulted under any agreement to which it is a party or by which it is bound, which would have a Material Adverse Effect on the Parent or the Sub.

                           (vi) Litigation. Neither the Parent nor the Sub is a party to any litigation, pending or threatened. Other than as set forth in Disclosure Schedule 6(b)(vi) related to Jolt Ltd. and Air Optics, Inc., no material claim has been made, asserted or threatened against the Parent or the Sub. There are no proceedings involving the Parent or the Sub pending before any federal, state or municipal government, or any department, board, body or agency, nor have any been threatened.

                           (vii) Suitability. Through its directors and officers, the Parent and Sub have such knowledge and experience in financial and business matters that each is capable of evaluating the merits and risks relating to the Merger and making an informed decision regarding the Merger.

                           (viii) Absence of Registration. The Parent and the Sub understand that the Shares have not been registered under the Securities Act, or any state securities laws, and are being acquired under exemptions from the registration provisions of the Securities Act, and applicable state securities laws, and that such exemptions may depend upon, among other things, the bona fide nature of their respective investment intent as expressed in this Agreement.

                           (ix) Restrictions on Transferability. The Parent acknowledges that the Shares may not be offered or sold and must be held indefinitely unless subsequently registered under the Securities Act and applicable state securities laws or unless any proposed transaction involving any of the Shares qualifies for exemption from registration under the Securities Act and applicable state securities law, and that no such exemption may be available at any particular time. The Parent further acknowledges that the Shares are "restricted securities" under Rule 144 promulgated by the SEC under the Securities Act.

                           (x) Access to Information. The Parent and Sub have had an opportunity to discuss, and have discussed to their satisfaction, the Target, the Business and the Target's management and financial affairs with the Shareholders and others involved in the management of the Target. The Parent and Sub have had the opportunity to ask questions and receive answers, and have asked questions and received answers to their satisfaction, concerning the terms and conditions of this transaction, and have had the opportunity to obtain, and have obtained, to their satisfaction, any additional information which the Target or the Shareholders possess or could acquire without unreasonable effort or expenses. The Parent and Sub have had the opportunity to review, and have reviewed to its satisfaction, the Target's facilities and books and records as necessary to evaluate the Shares and the business of the Target. The Parent and the Sub acknowledge that neither the Target nor any of the Shareholders has made any representations regarding the Shares or the Business, management or financial affairs of the Target except to the extent set forth in this Agreement and the Exhibits to this Agreement, and any other writing delivered pursuant to this Agreement or at Closing. The Parent and the Sub acknowledge the risks inherent in the quality, character and underlying business of the Target. At Closing, the Parent will assume the risk of the Merger and full or partial loss of their investment.

                           (xi) Brokers' Fees. Neither the Parent nor the Sub has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Shareholders could become liable or obligated.

                           (xii) Investment. If and to the extent the Parent and Sub, through their participation in the Merger and the transactions contemplated hereunder, may be deemed to be acquiring the Shares, they are acquiring them for the purpose of retiring them coincident with the Merger, at the Effective Time, and not with a view to or for sale in connection with any distribution of any of the Target Shares within the meaning of the Securities Act. Furthermore, the Parent and Sub acknowledge that neither the Securities and Exchange Commission nor any state securities commission has passed upon the merits of an investment in the Shares and that any representation to the contrary is a criminal offense.

                           (xiii) Financing. The Parent and the Sub have, or will have prior to Closing, sufficient funds and/or commitments for all financing necessary to pay the cash portion of the Merger Consideration to the Shareholders and the Escrow Agent, which commitments are, or will be, in full force and effect.

                           (xiv) Creativity Incentive Plan. The Surviving Corporation will establish an employee Creativity Incentive Plan ("CIP") to encourage invention and creativity by its employees. The CIP will be innovative and go beyond the customary industry norms in providing rewards to employees for invention and creativity. The CIP will be established within six months of the Closing Date. It shall be established by a committee with representatives from the employees, management, the directors and one representative of an outside consulting firm that meets with the approval of the employees, management and the directors on the CIP committee.

                           (xv) Directors and Officers Liability Insurance. The Surviving Corporation will obtain standard directors and officers liability insurance.

                           (xvi) Sub Shares. The Parent holds of record and owns beneficially all of the capital stock of the Sub, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), claims, Taxes, Security Interests (other than those to be removed at Closing), options, warrants, rights, contracts, calls, commitments, equities, and demands. The Parent is not a party to any option, warrant, right, contract, call, put, or other agreement or commitment providing for the disposition by the Parent of any capital stock of the Sub. The Parent is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Sub.

                           (xvii) No Redemption of Parent Shares. The Parent has no plan or intention to redeem or otherwise reacquire any of the Parent Shares to be issued in the Merger.

                           (xiv) Disclosure. The representations and warranties contained in this Section 6(b) as amended, modified and/or supplemented by the Disclosure Schedules do not contain any untrue statement of a Material fact or omit to state any Material fact necessary in order to make the representations, warranties, statements and information contained in this Section 6(b) and in any Disclosure Schedule not misleading.

                  7. Representations and Warranties Concerning the Target. The Carson Shareholders, jointly and severally, represent and warrant to the Parent and the Sub that the statements contained in this Section 7 are true, correct and complete as of the Effective Date and will be true, correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the Effective Date throughout this Section 7), except to the extent that such representations and warranties are expressly made as of another specified date, and as to such representations and warranties, the same shall be true, correct and complete as of such date and except as set forth in a Disclosure Schedule to this Section 7.

                  (a) Organization and Qualification. The Target is a corporation duly organized, validly existing, and in good standing under the laws of the State of New Mexico. It is duly authorized to conduct business and is in good standing under the laws of the State of New Mexico. The Target has not registered or qualified, and has not been required to register or qualify, to do business as a foreign corporation in any other jurisdiction.

                  (b) Capitalization. The entire authorized capital stock of the Target consists of fifty million (50,000,000) shares of no par value common stock, of which one hundred forty thousand (140,000) shares are issued and outstanding and owned by the Shareholders. The Target has no preferred shares authorized. None of the Shares are held in treasury. The Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the Shareholders. There are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments to which the Target is a party or which are binding upon the Target providing for the issuance, disposition, or acquisition of any of its capital stock. There are no outstanding or authorized stock appreciation or similar rights with respect to the Shares.

                  (c) Notice of Transaction. Except for filings required under applicable law to effect the Merger and any required under the HSR Act, the Target need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of, any Governmental Body in order to consummate the transactions contemplated by this Agreement.

                  (d) Noncontravention. Except for approvals required under the HSR Act, if required, and as set forth on Disclosure Schedule 7(d), the consummation of the transactions contemplated by this Agreement will not (i) violate any Law or Order or other restriction of any Governmental Body to which the Target is subject or any provision of its charter or bylaws, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which the Target is a party or, to the Knowledge of the Carson Shareholders, by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets) and which has a Material Adverse Effect on the Target.

                  (e) Subsidiaries. The Target has no Subsidiaries and does not control, directly or indirectly, or have any direct or indirect equity participation in any Person.

                  (f) Financial Statements. Attached hereto as Exhibit D are the following financial statements (collectively the "Financial Statements"): (i) balance sheet and statement of income, changes in stockholders' equity, and cash flow as of January 11, 1999 (the "Preliminary Report Financials") for the Target, and (ii) an unaudited balance sheet and statement of income, changes in stockholders' equity, and cash flow as of and for the stub period ending September 30, 1999 for the Target (the "Most Recent Financial Statement"). The Most Recent Financial Statements have been prepared on a consistent basis throughout the periods covered thereby, are true and complete in all material respects, fairly present the financial condition of the Target as of such dates, and are consistent with the books and records of the Target (which books and records are true, correct and complete in all material respects).

                  (g) Events Subsequent to the Most Recent Financial Statement. Except as set forth on Disclosure Schedule 7(g), since September 30, 1999, there has not been any Material adverse change in the assets, Liabilities, Business, financial condition, operations, or results of operations of the Target. Without limiting the generality of the foregoing since that date:

                           (i) the Target has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                           (ii) the Target has not entered into any contract, lease, sublease, license or sublicense (or series or related contracts, leases, subleases, licenses and sublicenses) involving more than $10,000 and outside the Ordinary Course of Business;

                           (iii) the Target has not accelerated, terminated, modified, or canceled any contract, lease, sublease, license or sublicense (or series of related contracts, leases, subleases, licenses and sublicenses) involving more than $10,000 to which the Target is a party or by which it is bound;

                           (iv) no party has notified the Target of any acceleration, termination, modification or cancellation of any Material customer contract or any contract, agreement, lease, sublease, license or sublicense (or series of related contracts, leases, subleases, licenses and sublicenses), involving more than $10,000 to which the Target is a party or by which it is bound;

                           (v) the Target has not made any capital expenditure (or series of related capital expenditures) either involving more than $5,000 individually or $15,000 in the aggregate, and outside the Ordinary Course of Business;

                           (vi) the Target has not made any capital investment in, any loan to, or any acquisition of the securities or assets of any other person (or series of related capital investments, loans, and acquisitions) either involving more than $5,000 individually or $15,000 in the aggregate;

                           (vii) the Target has not delayed or postponed (beyond its normal practice) the payment of accounts payable and other Liabilities;

                           (viii) there has been no change made or authorized to the Articles of Incorporation or Bylaws of the Target.

                           (ix) the Target has not experienced any damage, destruction or loss involving more than $5,000 (whether or not covered by insurance) to its property;

                           (x) the Target has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business or involving more than $5,000, giving rise to any claim or right on its part against the person or on the part of the person against them;

                           (xi) the Target has not entered into any employment contract, written or oral, or modified the terms of any existing such contract or agreement with any of its full-time staff employees, and the Target has no collective bargaining agreements;

                           (xii) the Target has not granted an increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

                           (xiii) the Target has not adopted any (A) bonus,  (B)
         profit-sharing, (C) incentive compensation, (D) pension, (E) retirement, (F) medical, hospitalization, life, or other insurance, (G) severance, or (H) other plan, contract or commitment for any of its directors, officers, and employees, or modified or terminated any existing such plan, contract or commitment; and

                           (xiv) the Target has not  committed  to do any of the
foregoing.

                  (h) Undisclosed Liabilities. Except as set forth in Disclosure
Schedule 7(h), the Target does not have any Liability known to the Carson Shareholders which is individually in excess of $5,000, or in excess of $25,000 in the aggregate, except for (i) Liabilities reflected on the face of the Most Recent Financial Statement, and (ii) Liabilities which have arisen after the Most Recent Financial Statement in the Ordinary Course of Business.

                  (i) Tax Matters.  Except as set  forth on  Disclosure Schedule
                         7(i):

                           (i) the Target has filed all Tax Returns that it was required to file. All such Tax Returns were true and complete in all material respects. All Taxes owed by the Target and currently due and payable (whether or not shown on any Tax Return) have been paid when due. The Target is not the beneficiary of any extension of time within which to file any Tax Return. To the Knowledge of the Carson Shareholders, no claim is currently pending by any authority in any jurisdiction where the Target does not file Tax Returns that the Target is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Target that arose in connection with any failure (or alleged failure) to pay any Tax;

                           (ii) the Target has not received any notice that any authority intends to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Target either (A) claimed or raised by any authority in writing, or (B) as to which the Carson Shareholders have Knowledge based upon personal contact with any agent of such authority. Disclosure Schedule 7(i) lists all federal, state and local income Tax Returns filed with respect to the Target for taxable periods ended on or after December 31, 1994 that currently are the subject of an audit; and

                           (iii) The Target has not filed a consent under Code Sec. 341(f) concerning collapsible corporations. The Target has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible to the Target and its Subsidiaries under Code Sec. 280G. The Target has not been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the applicable period specified in Code Sec. 897(c)(1)(A)(ii). The Target has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Sec. 6662. The Target is not a party to any Tax allocation or sharing agreement.

                  (j) Tangible Assets. The Target owns or leases all tangible assets necessary for the conduct of its businesses as currently conducted. To the Knowledge of the Carson Shareholders, each such tangible asset having a value of $1,000 or more is free from material defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

                  (k) Real Property. The Target owns no real property. Disclosure Schedule 7(k) sets forth all real estate, improvements, buildings and fixtures leased by the Target (the "Real Property"). Subject to the Permitted

Liens and any Security Interests disclosed on Disclosure Schedule 7(k), the Target has a valid leasehold interest in, the Real Property. To the Knowledge of the Carson Shareholders, all leases of Real Property are valid, binding and enforceable in accordance with their respective terms. The Target is not in material default under any such leases, and to the Knowledge of the Carson Shareholders, there does not exist under any such lease any material default of any other party or any event which with notice or lapse of time or both would constitute a material default. To the Knowledge of the Carson Shareholders, the Real Property is in good operating condition and repair, normal wear and tear excepted, is in compliance with all applicable material code requirements, and is free from any defects that have, or reasonably could have, a Material Adverse Effect. Except as set forth on Disclosure Schedule 7(k), to the Knowledge of the Carson Shareholders there are no existing structural defects in any of the Real Property.

                  (l) Personal Property. Disclosure Schedule 7(l) sets forth all tangible property, other than Real Property, owned or leased by the Target in connection with the Business which has a value of $1,000 or more (or otherwise listed in the Target's records) (the "Personal Property"). Subject to the Permitted Liens and any Security Interests disclosed on Disclosure Schedule 7(l), the Target has good title to, or in the case of leased Personal Property has a valid leasehold interest in, the Personal Property. All leases of Personal Property are valid, binding and enforceable in accordance with their respective terms. The Target is not in material default under any such leases, and to the Knowledge of the Carson Shareholders, there does not exist under any such lease any material default of any other party or any event which with notice or lapse of time or both would constitute a Material default. Except as set forth on Disclosure Schedule 7(l), to the Knowledge of the Carson Shareholders, the Personal Property is in good operating condition and repair, normal wear and tear excepted, and is free from any defects that have, or reasonably could have, a Material Adverse Effect. Except as set forth on Disclosure Schedule 7(l), to the Knowledge of the Carson Shareholders there are no existing material defects in any of the Personal Property. Disclosure Schedule 7(l) also separately lists all furniture and other personal property which belongs to Donald G. or Betty Carson, which will remain the property of the Carsons after closing of this transaction.

                  (m)      Intellectual Property.

                           (i) Except as set forth on Disclosure Schedule 7(m), the Target owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property material to the operation of the Business as currently conducted. Each item of Intellectual Property owned or used by the Target immediately before the Closing will be owned or available for use by the Target on identical terms and conditions immediately subsequent to the Closing.

                           (ii) To the Knowledge of the Carson Shareholders, the Target has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with, any Intellectual Property rights of third parties; and the Target has not received within the past three
         (3) years any charge, complaint, claim, or notice alleging any such interference, infringement, misappropriation, or violation.

                           (iii) Disclosure Schedule 7(m) identifies each patent or trademark, tradename or copyright registration, and website which has been issued to the Shareholders and/or the Target with respect to any of their Intellectual Property, identifies each pending patent application or application for trademark, tradename, copyright registration or website which the Shareholders and/or the Target have made with respect to any of their Intellectual Property, and identifies each license, agreement, or other permission which the Shareholders and/or the Target have granted to any third party with respect to any of their Intellectual Property (together with any exceptions). Except as identified in Disclosure Schedule 7(m), with respect to each item of Intellectual Property that the Shareholders and/or the Target own:

                                    (A)     the identified  owner  possesses all
                  right,  title,  and interest in and to the item;

                                    (B)     the  item  is  not  subject  to  any
                  outstanding Order; and

                                    (C)  no  charge,  complaint,  action,  suit,
                  proceeding,  hearing,  investigation,   claim,  or  demand  is
                  pending or, to the Knowledge of the Shareholders, is threatened, which challenges the legality, validity, enforceability, use, or ownership of the item.

                           (iv) Disclosure Schedule 7(m) also identifies each item of Intellectual Property that any third party owns and that the Target uses pursuant to license, sublicense, agreement, or permission (other than general commercial software). Except as identified in Disclosure Schedule 7(m), with respect to each such item of used Intellectual Property:

                                    (A) to the Knowledge of Carson Shareholders,
                  the license, sublicense, or permission covering the item is legal, valid, binding, and in full force and effect, subject to the Equitable Exceptions;

                                    (B) to the Knowledge of Carson Shareholders,
                  the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing;

                                    (C) the Target is not, and to the  Knowledge
                  of the Carson Shareholders no other party to the license, sublicense, agreement, or permission is, in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder; and

                                    (D)  to   the   Knowledge   of  the   Carson
                  Shareholders, no charge, complaint, action, suit, proceedings, hearing, investigation, claim or demand is pending or is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property.

                  (n) Product Liability/Warranties. Except as disclosed on Disclosure Schedule 7(n), there is no outstanding claim or action against the Target and, to the Knowledge of the Carson Shareholders, no threatened claim, action or investigation against the Target, for product liability or for breach of warranty of fitness to any customer of the Business which individually or in the aggregate could have a Material Adverse Effect.

                  (o) Contracts. Disclosure Schedule 7(o) lists the following contracts, agreements, leases, customer contracts or agreements and other written arrangements, the stated value of which exceeds $10,000, to which the Target is a party:

                           (i) any written arrangement (or group of related written arrangements) for the lease of Personal Property, Real Property or Intellectual Property;

                           (ii) any written arrangement (or group of related written arrangements) for the purchase or sale of Products, raw materials, commodities, supplies, or other personal property or for the furnishing or receipt of services (other than employment agreements);

                           (iii) any    written    arrangement    concerning   a
partnership or joint venture;

                           (iv)  any     written      arrangement      requiring
confidentiality or non-competition;

                           (v)   any   written    arrangement    involving   the
         Shareholders and their Affiliates related to the Target not disclosed on the Preliminary Report Financials; and

                           (vi)  any  other  written  arrangement  (or  group of
         related   written   arrangements)   involving  the  Target,   including
         employment agreements.

                  The Carson Shareholders have delivered to the Parent a correct and complete copy of each written arrangement (as amended to date) listed in Disclosure Schedule 7(o). With respect to each written arrangement so listed:
(A) to the Knowledge of the Carson Shareholders, the written arrangement is legal, valid, binding, enforceable, and in full force and effect, subject to the Equitable Exceptions; (B) to the Knowledge of the Carson Shareholders, the written arrangement will continue to be legal, valid, binding, enforceable and in full force and effect, subject to Equitable Exceptions, on identical terms following the Closing; (C) the Target is not, nor to the Knowledge of the Carson Shareholders, is any other party in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default or permit termination, modification, or acceleration, under the written arrangement; and (D) the Target has not, nor to the Knowledge of the Carson Shareholders, has any other party, repudiated any provision of any of the written arrangements.

                  (p) Insurance. Disclosure Schedule 7(p) sets forth an accurate and complete list of all policies of fire, liability, key man life insurance, worker's compensation, products liability and other forms of insurance owned or held by or beneficially for the Target. All such policies are in full force and effect, no premiums with respect to them are past due and no notice of cancellation or termination has been received by the Carson Shareholders or the Target with respect to any of them.

                  (q) Litigation. Disclosure Schedule 7(q) sets forth each instance in which the Target (i) is subject to any unsatisfied judgment, order, decree, stipulation, injunction, or charge, or (ii) is a party or, to the Knowledge of the Carson Shareholders, is threatened to be made a party to any charge, complaint, action, suit, proceeding, hearing, or investigation of or in any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

                  (r) Employees. Disclosure Schedule 7(r) lists all of the Employees of the Target. To the Knowledge of the Carson Shareholders, no key employee or full-time group of employees has any plans to terminate employment with the Target (other than Donald G. and Betty Carson). Except as set forth on Disclosure Schedule 7(r), the Target is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. To the Knowledge of the Carson Shareholders, the Target has not committed any unfair labor practice.

                  (s) Employee Benefits. The Target does not maintain any Employee Benefit Plans for the benefit of any current or former employee of the Target. Disclosure Schedule 7(s) discloses a past arrangement as to which the Target has obtained a release from the affected employee. The Target has not incurred, and the Carson Shareholders have no reason to expect that the Target will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any Employee Pension Benefit Plan that the Target and the Controlled Group of Corporations which includes the Target maintains or ever has maintained or to which it contributes, ever has contributed, or ever has been required to contribute. The Target does not maintain, nor has it ever maintained or contributed to, or ever has been required to contribute to any Employee Welfare Benefit Plan providing health, accident, or life insurance benefits to former employees, their spouses, or their dependents (other than in accordance with Code Sec. 162(k)).

                  (t) Health and Safety Matters. Except as set forth on Disclosure Schedule 7(t), to the Knowledge of the Carson Shareholders:

                           (i) the Target is in substantial compliance with all Laws concerning public health and safety, and employee health and safety, and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against it alleging any failure to comply with any such Laws; and

                           (ii) the Target has no Material Liability under the Occupational Safety and Health Act, as amended, or any other Law concerning employee health and safety.

                  (u) Environmental  Matters.  Except as set forth on Disclosure
Schedule 7(u), to the Knowledge of the Carson Shareholders:

                           (i) Hazardous Materials. The current and former owners and tenants, occupants, and users of the Real Property and any other persons or concerns, have not: (i) engaged in or permitted any operations or activities upon, or any use or occupancy of, the Real Property, or any portion of the Real Property, for the purpose of, or in any way involving, the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping, or disposal of any Hazardous Materials (whether legal or illegal, accidental or intentional) on, under, in, or about, the Real Property, or (ii) unlawfully transported any Hazardous Materials to, from, or across, the Real Property. No Hazardous Materials are constructed, deposited, stored, or otherwise located on, under, in, or about, the Real Property, and no Hazardous Materials have migrated, or are likely to migrate, from other properties upon, about, or beneath, the Real Property. No Hazardous Materials generated by the Target, if any, or, to the Knowledge of the Carson Shareholders, located under, in, or about, the Real Property in the past have been unlawfully transported to any waste disposal facility or other site.

                           (ii) Environmental Requirements. Prior users of the Real Property and activities on the Real Property and all activities and conduct of business related to the Real Property have at all times complied with all Environmental Requirements (as defined in Section 1), and no activity on, or condition of, the Real Property has constituted a nuisance or tortious condition with respect to any third party. The Real Property and the existing uses and activities on the Real Property and all activities and conduct of business related to the Real Property (including the Business), comply with all Environmental Requirements, and no activity on, or condition of, the Real Property constitutes a nuisance or constitutes a tortious condition with respect to any third party.

                           (iii)  Notice of  Violations.  Neither the Target nor
         any other owner, tenant, occupant, or user of the Real Property has ever received any notice or other communication concerning any alleged violation of Environmental Requirements, or notice or other communication concerning alleged liability for Environmental Damages (as defined in Section 1) in connection with the Real Property. There is no (i) writ, injunction, decree, order, or judgment outstanding in relation to the ownership, use, maintenance, or operation of the Real Property by any person or concern; (ii) lawsuit, claim, proceeding, citation, directive, summons, or investigation pending or threatened in relation to the ownership, use, maintenance, or operation of the Real Property by any person or concern; or (iii) alleged violation of Environmental Requirements. Neither the Target nor any other person or company has been ordered or requested by any regulatory authority to take any steps to remedy any condition on the Real Property constituting a violation of Environmental Requirements.

                           (iv) Underground Inspection and Storage Tanks. There is not now and there has never been located on the Real Property, any
         (i) underground improvement, including without limitation, any treatment or storage tank or water, gas, or oil well, or (ii) above-ground storage tank.

                           (v) Environmental Laws and Orders. The Target has no Material Liability (and there is no Basis related to the past or present operations, properties, or facilities of the Target and its predecessors and Affiliates for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against the Target giving rise to any Liability) under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Federal Water Pollution Control Act of 1972, the Clean Air Act of 1970, the

         Safe Drinking Water Act of 1974, the Toxic Substances Control Act of 1976, the Refuse Act of 1997, or the Emergency Planning and Community Right-to-Know Act of 1986 (each as amended), or any other Law or Order of any Governmental Body, concerning release or threatened release of hazardous substances, public health and safety, or pollution or protection of the environment;

                           (vi) Proposals. The Target has no Material Liability (and the Target and its predecessors have not handled or disposed of any substance, arranged for the disposal of any substance, or owned or operated any property or facility in any manner that could form the Basis for, any present or future charge, complaint, action, suit, proceeding, heating, investigation, claim, or demand (under the common law or pursuant to any statute) against the Target giving rise to any Material Liability) for damage to any site (including the Real Property), location, or body of water (surface or subsurface) or for illness or personal injury;

                           (vii) Permits, Licenses and Other Authorization. The Target has obtained and been in compliance in all material respects with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has materially complied with, all other Laws and Orders of any Governmental Body relating to public health and safety, worker health and safety, and pollution or protection of the environment, including laws relating to emissions, discharge, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

                  (v)      Legal Compliance.  Except as set forth  in Disclosure
Schedule 7(v):

                           (i) The Target has materially complied with all non-environmental Laws applicable to it. To the Knowledge of the Carson Shareholders, no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against the Target which is currently pending and alleges any failure to comply with any such non-environmental Law;

                           (ii) To the Knowledge of the Carson Shareholders, the Target has not violated in any material respect or received a notice or charge asserting any violation of any state or federal law; and

                           (iii) The Target has filed in a timely manner all material reports, documents, and other materials it was required to file (and the information contained therein was correct and complete in all material respects) under all applicable Laws.

                  (w) Certain Business Relationships with the Target. Except as set forth on Disclosure Schedule 7(w), neither the Shareholders nor their Affiliates have been involved in any business arrangement or relationship with the Target within the past twelve (12) months, and neither the Shareholders nor their Affiliates owns directly any Material property or right, tangible or intangible, which is used in the Target's Business.

                  (x) Brokers' Fees. The Target does not have any Liability or obligation to pay any fees or commissions to any broker, finder, or similar representative with respect to the transactions contemplated by this Agreement.

                  (y) Year 2000 Compliance.  Except as set  forth on  Disclosure
Schedule 7(y):

                           (i) The Target has used its best efforts to verify that all Material devices, systems, machinery, information technology, computer software and hardware, and other date sensitive technology (jointly and severally the "Systems") necessary for the Target to carry on its business as currently conducted and as contemplated to be conducted in the future are Year 2000 Compliant or will be Year 2000 Compliant within a period of time calculated to result in no material disruption of any of the Target's business operations. For purposes of these provisions, "Year 2000 Compliant" means that the Systems are designed to be used before, during and after the Gregorian calendar year 2000 A.D. and will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of date data which represents or references different centuries or more than one century.

                           (ii) The Target has: (1) undertaken a detailed inventory, review, and cost and other assessment of all areas within its business and operations that could be Materially Adversely Affected by the failure of the Target to be Year 2000 Compliant on a timely basis; (2) developed a detailed plan and timetable for becoming Year 2000 Compliant on a timely basis, and (3) to date, implemented that plan in accordance with that timetable in all material respects.

                           (iii) The Target has received Year 2000 Compliance inquiries from the entities listed on Disclosure Schedule 7(y) and has responded to each of them that it believes it is Year 2000 Compliant.

                  (z) Customer List. Disclosure Schedule 7(z) is a true and complete list of all customers of the Target having orders of $10,000 or more as of the Effective Date, by name, address and telephone number. On the Closing Date, the Carson Shareholders will deliver a then current list of all such customers of the Target, by name, address and telephone number together with any and all files, records and accounts related to the customers.

                  (aa) Acquired Accounts Receivable. Disclosure Schedule 7(aa) is a true and complete list of all accounts receivable of the Target as of the Effective Date, by name, address and telephone number. On the Closing Date, the Carson Shareholders will deliver a then current list of all accounts receivable of the Target, by name, address and telephone number (the "Acquired Accounts Receivable").

                  (bb) Accounts Payable. Disclosure Schedule 7(bb) is a true and complete list of all accounts payable of the Target as of the Effective Date, by name, address and telephone number. On the Closing Date, the Carson Shareholders will deliver a then current list of all accounts payable of the Target, by name, address and telephone number.

                  (cc)  Target  Liability.  Except  as set  forth in  Disclosure
Schedule 7(cc) or any other Disclosure Schedule attached to this Agreement, the Target has no Liability whatsoever to (i) the Shareholders or any current or former officer, director, shareholder, employee, accountant or attorney, or (ii) to any other party in excess of $10,000.

                  (dd)  Minutes.    Attached  to  this  Agreement as  Disclosure
Schedule 7(dd) is a complete list of all minutes related to the Target for the past three years.

                  (ee) Continuity of Business Enterprise. The Target operates and has operated a historic business (within the meaning of IRS Reg. ss.1.368-1
(d)), namely the Business, and in connection therewith has used its historic business assets (within the meaning of IRS. Reg. ss.1.368-1(d)).

                  (ff) Disclosure. The representations and warranties contained in this Section 7 as amended, modified and/or supplemented by the Disclosure Schedules do not contain any untrue statement of a Material fact or omit to state any Material fact necessary in order to make the representations, warranties, statements and information contained in this Section 7 and in any Disclosure Schedule not misleading.

                  8. Additional Covenants. The Parties further covenant and agree as follows:

                  (a) General. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 12). The Carson Shareholders acknowledge and agree that from and after the Closing Date the Parent will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to the Target and the Business; provided that the Carson Shareholders may retain any copies of the foregoing as shall be necessary to comply with applicable tax and other laws, regulations and ordinances.

                  (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand in connection with
(i) any transaction contemplated under this Agreement, or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Target, each of the other Parties will cooperate with him, her or it and his, her or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 12).

                  (c) Transition. The Shareholders will not take any action that is primarily designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Target from maintaining the same business relationships with the Target after the Closing

Date for a period of twelve (12) months thereafter as it maintained with the Target prior to the Closing Date. The Shareholders will refer all customer inquiries relating to the Target's Business to the Parent and/or the Surviving Corporation from and after the Closing Date for a period of twelve (12) months thereafter.

                  (d) Confidentiality. The Shareholders will (i) treat and hold as such all of the Confidential Information, (ii) refrain from using any of the Confidential Information except in connection with this Agreement, the Consulting Agreement and the Employment Agreements for a period of two (2) years from the Closing Date, and (iii) deliver promptly to the Surviving Corporation or destroy, at the request and option of the Surviving Corporation, all tangible embodiments (and all copies) of the Confidential Information which are in their possession. In the event that a Shareholder is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Shareholder will notify the Surviving Corporation promptly of the request or requirement so that the Parent may seek an appropriate protective order or waive compliance with the provisions of this
Section 8(d). If, in the absence of a protective order or the receipt of a waiver under this Section 8(d), a Shareholder is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the Shareholder may disclose the Confidential Information to the tribunal; provided, however, that the Shareholder shall use his or her reasonable best efforts to obtain, at the reasonable request of the Surviving Corporation, an order or other assurance that confidential treatment will be accorded to the portion of the Confidential Information required to be disclosed as the Parent shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

                  (e)      Additional Tax Matters.

                           (i) The Carson Shareholders will cause the Target (at the Carson Shareholders' sole cost and expense) to file with the appropriate Governmental Bodies all Tax Returns required to be filed by it for any Pre-Closing Tax Period and will remit any Taxes due in respect of the Tax Returns; provided however, that any withholding, social security, unemployment, disability, or other employee related taxes and any gross receipts taxes, which have arisen regularly in the Ordinary Course of Business with respect to the period before the Closing Date and are not due and payable as of the Closing Date, will be the responsibility of the Parent and the Surviving Corporation. Any Taxes (other than income taxes) due as a result of the transactions contemplated by this Agreement will be the sole responsibility of the Parent, which shall also be responsible for the preparation and filing of the associated Tax Returns. Each Shareholder shall be solely responsible for the preparation and filing of Tax Returns and payment of Taxes such as income taxes due and owing by him or her as a result of the sale of the Shares.

                           (ii) The Parent and the Carson Shareholders recognize that each of them will need access, from time to time, after the Closing Date, to certain accounting and Tax records and information concerning the Target held by the Surviving Corporation and/or the Target to the extent the records and information pertain to events occurring on or before the Closing Date; therefore, the Parent agrees to cause the Surviving Corporation to (A) use its best efforts to properly retain and maintain those records for a period of six (6) years from the date the Tax Returns for the year in which the Closing occurs are filed or until the expiration of the statute of limitations that applies to the Tax Return in question (i.e., including Tax Returns for years preceding the year in which the Closing occurs), whichever is later, and (B) allow the Carson Shareholders and their agents and representatives at times and dates mutually acceptable to the Parties, to inspect, review and make copies of those records that the other party may deem necessary or appropriate from time to time, those activities to be conducted during normal business hours and at the other Party's expense. The Parent, the Surviving Corporation and the Carson Shareholders immediately shall give to one another true and complete copies of all notices and communications received from the I.R.S. or any other Governmental Body relating to any Tax or Tax Return for any Pre Closing Tax Period.

                           (iii) Following the Closing, if and to the extent necessary to qualify or prevent the disqualification of the transaction contemplated hereunder as a tax free reorganization under I.R.C. Sections 368(a)(1)(A) and 368(a)(2)(D), the Parent and Sub will satisfy the Continuity of Business Enterprise requirements as embodied in I.R.S. Reg. ss.1.368-i(d).

                  (f) Covenant Not to Compete. Without the prior written permission of the Parent, which permission may be withheld in the sole discretion of the Parent, or unless they are an employee, officer, director or consultant with the Target or the Parent, for a period of two (2) years from and after the Closing Date, the Shareholders will not, jointly or severally, directly or indirectly, as principal, agent, trustee or through the agency of any corporation, partnership, association or agent or agency, (i) participate or engage in the Business existing as of the Closing Date, (ii) service or solicit any of the Surviving Corporation's business from any customer of the Surviving Corporation, (iii) request or advise any customer of the Surviving Corporation to withdraw, curtail or cancel such customer's business with the Surviving Corporation, or (iv) solicit for employment any person employed by the Surviving Corporation on the Closing Date; provided however, that (i) no owner of less than five percent (5%) of the outstanding stock of any publicly traded corporation shall, for purposes of this Section 8(f), be deemed to engage solely by reason of that stock position in any of its businesses and (ii) the future acquisition by any of the Shareholders, or his or her Affiliates, of any Person or company engaged in the Business shall not be deemed to violate this Section 8(f) if less than twenty-five percent (25%) of the total revenues of such acquired business or Person are derived from the Business.

                  (g) Employment Matters. Disclosure Schedule 7(r) lists all of the current employees of the Target (the "Current Employees"). For a period of one (1) year after the Closing Date, the Surviving Corporation agrees that it will not substantially reduce the base salary or wage rate in effect immediately prior to the Closing Date of any Current Employee other than for Cause with the exception of Donald G. Carson, who agrees to resign his position as an officer and an employee of the Target on the Closing Date. In addition, the Parent agrees that on the Closing Date it will cause the Target to enter into (i) the Consulting Agreement with Donald G. Carson attached to this Agreement as Exhibit E, and (ii) the Employment Agreement with August Sanchez attached to this Agreement as Exhibits F.

                  9.       Conditions to Obligations to Close.

                  (a) Conditions to Obligation of the Parent and Sub. The obligation of the Parent and Sub to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction or waiver of the following conditions:

                           (i) the representations and warranties of the Shareholders as set forth in Sections 6(a) and 7 must be true, correct and complete in all Material respects at and as of the Closing Date as evidenced by the delivery by the Shareholders to the Parent at Closing of the Shareholders' Closing Certificate to the effect that the representations and warranties of the Carson Shareholders and the Sanchez Shareholders, as the case may be, as set forth in Sections 6(a) and 7 are true, correct and complete in all Material Respects as of the Closing Date to be attached to this Agreement as Exhibit G;

                           (ii)  the  Shareholders   shall  have  performed  and
         complied with all of their covenants in this Agreement in all Material respects through the Closing;

                           (iii) the Target shall have  procured  all  necessary
         third party consents specified in Section 7(c), if any, reasonably requested by Parent in connection with the matters pertaining to the Target disclosed or required to be disclosed in the Disclosure Schedules and each of the Shareholders shall have taken any additional action (and the Carson Shareholders shall have caused the Target to take any additional action) that may be necessary, proper, or advisable in connection with any other notices to, filings with, and authorizations, consents, and approvals of Governmental Bodies, and third parties that he, she or it may be required to give, make or obtain;

                           (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Parent or Sub to own, operate, or control the Shares or the Target (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect);

                           (v) the Shareholders shall have delivered to the Parent the Shareholders' Closing Certificate (without qualification as to knowledge or Materiality or otherwise) to the effect that each of the conditions specified in Section 9(a)(i)-(iv) is satisfied in all respects to be attached to this Agreement as Exhibit G;

                           (vi) the Shares must represent all of the issued and outstanding capital stock of the Target and all of the Shares must be free and clear of any Security Interests or other liens, claims or encumbrances of any nature whatsoever;

                           (vii) the Parties and the Target must have received all other authorizations, consents and approvals of Governmental Bodies including such authorizations, consents or approvals required under the HSR Act, if any, and set forth in the Disclosure Schedules;

                           (viii) the Parent must have received from counsel to the Carson Shareholders an opinion with respect to the matters set forth in Sections 6(a)(i) and 7(a)-(d) addressed to the Parent and dated as of the Closing Date in substantially the form attached to this Agreement as Exhibit H;

                           (ix) the Parent must have received the resignations, effective as of the Closing, of each officer and director of the Target;

                           (x) no Material adverse change shall have occurred in the Target's Business or its future prospects;

                           (xi) any debt listed on Disclosure Schedule 9(a)(xi) has been paid in full;

                           (xii) except as set forth in the Disclosure Schedules, since the date of the Most Recent Financial Statement the Target must not have transferred, conveyed, disposed of and/or sold any of Material assets, except in the Ordinary Course of Business;

                           (xiii) the Target must have delivered to the Parent a certificate from the Target's treasurer stating that from the date of the Most Recent Financial Statement to the Closing Date there has been no change in the capitalization of the Target or any Material adverse change in its financial condition or assets;

                           (xiv) the Shareholders must have delivered to the Parent certificates representing the Shares, which shall be cancelled and exchanged for the Merger Consideration, and otherwise must have satisfied fully all of their obligations required by this Agreement to be satisfied before or at Closing;

                           (xv)  the  Target  must  not  be  in  a   bankruptcy,
         reorganization or insolvency proceeding nor shall any such proceeding be contemplated;

                           (xvi) Donald G. Carson (A) must have secured complete ownership and control of United States Patent Number 5,105,672 (the "Patent") by securing all of the right, title and interest of his co-patent holder in and to the Patent and must have assigned the Patent to the Sub using the Assignment attached to this Agreement as Exhibit M, and (B) must have secured complete ownership and control of United States Trademark Registration No. 1347219 for ROTO-LOK(R) and must have assigned it to the Sub using the Assignment attached to this Agreement as Exhibit N, and (C) must assign to the Sub all interest he may have to the unregistered trademark for "Technology in Harmony with Native" and related solar system logo using the Assignment attached to this Agreement as Exhibit O;

                           (xvii)   Donald  G.   Carson  must  have  signed  and
         delivered   the   Consulting   Agreement   (Exhibit  E)  with  attached
         Confidentiality Agreement;

                           (xviii) August Sanchez must have signed and delivered the Employment Agreement (Exhibit F) with attached Confidentiality Agreement;

                           (xix) the Carson Shareholders must have delivered to the Parent a Certificate of Good Standing from the State of New Mexico, dated within five (5) business days prior to the Closing Date, certifying that the Target is in good standing in the State of New Mexico;

                           (xx) the Shareholders must have delivered to the Parent the Release attached as Exhibit I and dated as of the Closing Date, whereby the Shareholders release the Target from any and all claims and causes of action they may have against the Target as of the Closing Date;

                           (xxi) the Carson Shareholders must have delivered to the Parent and the Sub all minutes related to the Target for the past three years; and

                           (xxii) the Carson Shareholders and August Sanchez must have delivered to the Parent, Officer, Directors and Significant Employee Questionnaires as prepared by the Parent and completed by Donald G. Carson, Betty Carson and August Sanchez.

                  The Parent may waive any condition specified in this Section 9(a) if it executes a writing so stating at or prior to the Closing.

                  (b) Conditions to Obligations of the Shareholders. The obligations of the Shareholders to consummate the transactions to be performed by them in connection with the Closing are subject to satisfaction or waiver of the following conditions:

                           (i) the representations and warranties of the Parent and the Sub set forth in Section 6(b) must be true, correct and complete in all Material respects at and as of the Closing Date as evidenced by the delivery by the Parent and the Sub to the Shareholders at Closing of a Closing Certificate to the effect that the representations and warranties of the Parent as set forth in Section 6(b) are true, correct and complete in all Material respects as of the Closing Date to be attached to this Agreement as Exhibit J;

                           (ii) the Parent and Sub must have performed and complied with all of their covenants under this Agreement in all Material respects through the Closing;

                           (iii) no action, suit or proceeding must be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such judgment, order, decree, stipulation, injunction, or charge must be in effect);

                           (iv) the Parent must have delivered to the Shareholders the Parent's Closing Certificate (without qualification as to knowledge or Materiality or otherwise) to the effect that each of the conditions specified in Section 9(b)(i)-(iii) is satisfied in all respects to be attached to this Agreement as Exhibit J;

                           (v) the Parties and the Target must have received all other authorizations, consents, and approvals of Governmental Bodies including such authorizations, consents and approvals required under the HSR Act, if any, and set forth in the Disclosure Schedules;

                           (vi) the Shareholders must have received from counsel to the Parent an opinion with respect to the matters set forth in Sections 6(b)(i)-(iv) addressed to the Shareholders and dated as of the Closing Date in substantially the form attached to this Agreement as Exhibit K;

                           (vii) all actions to be taken by the Parent and Sub in connection with the consummation of the transactions contemplated hereby must be reasonably satisfactory in form and substance to the Shareholders;

                           (viii) the Parent and Sub must have paid and delivered the Merger Consideration to the Shareholders, and otherwise must have satisfied fully all of their other obligations required by this Agreement to be satisfied before or at Closing;

                           (ix) the Parent and Sub must not be in a bankruptcy, reorganization or insolvency proceeding, nor must any such proceeding be contemplated;

                           (x) the Target must have executed and delivered to Donald G. Carson the Consulting Contract and to August Sanchez the Employment Agreement attached to this Agreement as Exhibits E and F; and

                           (xi) James R. Ladd must have executed and delivered the Agreement attached to this Agreement as Exhibit L.

                           (xii) the Parent Shares must be free and clear of any Security Interests or other liens, claims or encumbrances of any nature whatsoever other than those related to applicable securities laws restrictions;

                           (xiii) the Parent and the Sub must have delivered to the Shareholders a certified copy of resolutions adopted by their respective Boards of Directors authorizing and approving the execution and delivery of this Agreement and the satisfaction by Parent and the Sub of their respective obligations hereunder;

                           (xiv) the Parent and the Sub must have delivered to the Shareholders a Certificate of Good Standing from the States of Nevada and Delaware, respectively, effective within five (5) business days prior to the Closing, certifying that the Parent is in good standing in the State of Nevada and the Sub is in good standing in the State of Delaware. The Shareholders may waive any condition specified in this Section 9(b) if they execute a writing so stating at or prior to the Closing.

                  10.      Closing Deliveries.

                  (a) Instruments to be Delivered by the Shareholders at Closing. Provided the conditions precedent described in Section 9(b) have been satisfied, the Shareholders shall deliver the following to the Parent at
Closing:

                           (i)   the  Shares   which  shall  be   cancelled  and
         exchanged for the Merger Consideration;

                           (ii) the Escrow Agreement attached to this Agreement as Exhibit C;

                           (iii)  the  executed   resignations  letters  of  all
         officers and directors of the Target;

                           (iv) the Consulting Agreement and Confidentiality Agreement of Donald G. Carson as attached to this Agreement as Exhibit E;

                           (v) the Employment Agreement and Confidentiality Agreement of August Sanchez as attached to this Agreement as Exhibit F;

                           (vi) the Assignment attached to this Agreement as Exhibit M by Donald G. Carson to the Sub of all of his right, title and interest to United States Patent No. 5,105,672 for a Rotary Drive Apparatus Having One Member With Smooth Outer Peripheral Surface;

                           (vii) the Assignment attached to this Agreement as Exhibit M by Donald G. Carson to the Sub of all of his right, title and interest to United States Trademark Registration No. 1347219 for ROTO-LOK(R);

                           (viii) the Assignment attached to this Agreement as Exhibit O by Donald G. Carson to the Sub of all his right, title and interest to the unregistered trademark "Technology in Harmony with Nature" and related solar system logo; and

                           (ix) a Certificate of Good Standing from the State of New Mexico, effective within five (5) business days prior to the Closing Date, certifying that the Buyer is in good standing in the State of New Mexico;

                           (x) a certified copy of the resolutions duly adopted by the Board of Directors of the Target authorizing and approving the execution and delivery of this Agreement and the satisfaction by the Target of its obligations under this Agreement;

                           (xi) a certified copy of all minutes related to the Target for the past three years, including without limitation those authorizing the Merger in accordance with applicable law;

                           (xii) a duplicate original copy of all instruments and filings required by applicable law to be executed or delivered by the Target and filed with appropriate public officials in New Mexico or elsewhere, to effect the Merger;

                           (xiii) the Shareholders' Closing Certificate referred to in Section 9(a)(v);

                           (xiv)  the  Treasurer's  Certificate  referred  to in
         Section 9(a)(xiii); and

                           (xv) the Assignment of Interest in License Agreement attached to this Agreement as Exhibit P.

                           (xvi) any and all other instruments required by this Agreement to be delivered by the Shareholders to the Parent and Sub at Closing.

                  (b) Documents to be Delivered by the Parent and Sub at Closing. Provided the conditions precedent described in Section 9(a) have been satisfied, the Parenr and Sub shall deliver the following at
         Closing:

                           (i) the Initial Payment to the Shareholders and the Escrow Amount to the Escrow Agent;

                           (ii) the Escrow Agreement attached to this Agreement as Exhibit C;

                           (iii) the executed Consulting Contract with Donald G. Carson attached to this Agreement as Exhibit E;

                           (iv) the executed Employment Agreement with August Sanchez attached to this Agreement as Exhibit F;

                           (v) a Certificate for 514,286 of the NextPath Shares in the name of Donald G. Carson and Betty Carson, joint tenants with right of survivorship;

                           (vi) a Certificate for 85,714 of the NextPath Shares in the name of August Sanchez and Yvonne Sanchez, joint tenants with right of survivorship;

                           (vii) the Agreement of James R. Ladd attached to this Agreement as Exhibit L;

                           (viii) a certified copy of the resolutions duly adopted by the Board of Directors of the Buyer and Sub authorizing and approving the execution and delivery of this Agreement and the satisfaction by the Buyer and Sub of their obligations under this Agreement, and the Merger;

                           (ix) a Certificate of Good Standing from the State of Delaware effective within five (5) business days prior to the Closing Date, certifying that the Sub is in good standing in the State of Delaware;

                           (x) a Certificate of Good Standing from the State of Nevada effective within five (5) business days prior to the Closing Date, certifying that the Parent is in good standing in the State of Nevada;

                           (xi) a duplicate original copy of all instruments and filings required by applicable law to be executed or delivered by the Subsidiary or the Parent and filed with appropriate public officials in Delaware or elsewhere, to effect the Merger;

                           (xii) the Closing Certificate referred to in Section 9(b)(i)]; and

                           (xiii) any and all other instruments required by this Agreement to be delivered by the Parent or Sub to the Shareholders at Closing.

                  11. Audit. As soon as is reasonably practicable following the Closing Date, but in any event within ninety days, the Parent may, but shall not be required to, cause an audit of the Surviving Corporation to be conducted at the Parent's expense. The Carson Shareholders agree to cooperate as reasonably requested by the Parent, with the audit. A copy of the final audit report shall be provided to the Shareholders. In addition, the Carson Shareholders agree to cooperate as reasonably required in the preparation in a form satisfactory to the Parent and the Parent's accountants, of any other financial and other information needed by the Parent to comply with reporting and filing requirements imposed on the Parent by federal, state and securities exchange regulations. All expenses paid and incurred in the preparation of the Audit will be borne solely by the Parent. Without the consent of the Carson Shareholders, the audit report, financial and other information and analyses prepared or prepared pursuant to this Section 11 will be held in strict confidence and made available only to the Parent, its directors, officers, financial and tax consultants, legal counsel, and other advisors, agents and potential investors whose review is required in connection with the Parent's satisfaction of its obligations under this Agreement, and the Securities and Exchange Commission and such other persons, if any, to whom disclosure is required by applicable law.

                  12.      Indemnification.

                  (a) Survival. All of the representations, warranties and covenants of the Parties contained in this Agreement shall survive the Closing and will continue in full force and effect for a period of three (3) years thereafter, except as otherwise provided elsewhere in this Agreement.

                  (b) Indemnification by the Shareholders. The Carson Shareholders, jointly and severally, for themselves, and the Sanchez Shareholders, jointly and severally for themselves, agree to defend, indemnify and hold the Parent and Sub harmless from and against any and all loss, damage, liability, cost, and expense, including without limitation reasonable attorney fees, suffered or incurred by the Parent or Sub, as and when incurred, by reason of, relating to, or arising out of their respective misrepresentation, breach of warranty, or breach or non-fulfillment of any agreement of the Carson Shareholders or the Sanchez Shareholders, as the case may be, contained in this Agreement or in any document executed and delivered in connection with this Agreement and the Carson Shareholders' operation of the Business prior to the Closing Date. In addition, the Carson Shareholders, jointly and severally for themselves, and the Sanchez Shareholders, jointly and severally for themselves, agree to defend, indemnify and hold the Parent and Sub harmless from and against any and all loss, damage, liability, cost, and expense, including without limitation reasonable attorney fees, suffered or incurred by the Parent or Sub, as and when incurred, by reason of, relating to, or arising out of (i) their respective Taxes with respect to any period, and (ii) any and all Taxes of the Target with respect to any period (or an portion thereof) up to and including the Closing Date except for those for which the Parent and the Surviving Corporation are responsible pursuant to Section 8(e)(i). Provided, however, the Shareholders shall have no obligation to defend, indemnify or hold the Parent or Sub harmless until the Parent and the Sub have suffered aggregate losses in excess of $120,000. The Shareholders shall have the right, but not the obligation, to assume the defense of the Parent or Sub with respect to any action covered by this Section 12(b). If the Shareholders elect not to assume the defense of the Parent or Sub as provided in Section 12(d), then the Parent or Sub shall have the right, upon a final and binding conclusion of the action, to make a claim against the Carson Shareholders or the Sanchez Shareholders, jointly and severally, as the case may be, for reimbursement of reasonable expenses and attorney's fees incurred by the Parent or Sub in the defense of the action.

                  (c) Indemnification by the Parent and Sub. The Parent and Sub agree to defend, indemnify, and hold the Shareholders, jointly and severally, harmless from and against any and all loss, damage, liability, cost, and expense, including without limitation reasonable attorneys' fees, suffered or incurred by the Shareholders, as and when incurred, by reason of or arising out of (i) any misrepresentation, breach of warranty, or breach or non-fulfillment of any agreement of the Parentor Sub contained in this Agreement or in any document executed and delivered in connection with this Agreement, and (ii) the Sub's operation of the Business after the Closing Date; provided, however, except with respect to their obligations under Section 3(g), the Parent and Sub shall have no obligation to defend, indemnify or hold the Shareholders harmless until the Shareholders have suffered aggregate losses in excess of $120,000. The Parent and Sub shall have the right, but not the obligation, to assume the defense of the Shareholders with respect to any action covered by this Section 12(c). If the Parent or Sub elects not to assume the defense of the Shareholders, then the Shareholders shall have the right, upon a final and binding conclusion of the action, to make a claim against the Parent for reimbursement of reasonable expenses and attorney's fees incurred by the Shareholders in the defense of the action.

                  (d) Notice and Opportunity to Defend. The Indemnified Party shall notify the Indemnifying Party in writing (the "Indemnity Demand Notice") within thirty (30) days after a claim is presented to the Indemnified Party, and the Indemnifying Party may assume the defense of such claim at its sole expense. The notice shall contain (i) a copy of the claim, and (ii) if not stated in the claim, a good faith estimate of the amount in controversy under the claim (the "Known Claim Amount"). If the Indemnifying Party does not assume the defense of the Indemnified Party or settle such claim within thirty (30) days of the date of the receipt of the Indemnity Demand Notice, the Indemnified Party shall pay the expenses of such defense, and the Indemnified Party may settle or compromise such claim upon prior written notice to the Indemnifying Party without the Indemnifying Party's consent and the Indemnified Party shall be entitled to reimbursement as provided in this Section 12.

                  13.      Miscellaneous.

                  (a) Disclosure Schedules. Any Disclosure Schedule may be updated one or more times before the Closing Date. Any updated Disclosure Schedule must be delivered at least five (5) Business Days before the Closing unless the updated Disclosure Schedule is required by this Agreement to be current as of the Closing.

                  (b) Press Releases and Announcements. Except as may be required by applicable securities laws or stock exchange requirements, if any, no Party may issue any press release or announcement relating to the subject matter of this Agreement before, at, or about the Closing without the prior written consent of the other Parties, which written approval will not be unreasonably withheld; provided, however, that any Party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing Party will advise the other Parties prior to making the disclosure) after giving the other Parties five (5) Business Days to review and comment on the disclosure. Notwithstanding anything to the contrary in this
Section 13(b), the Parties specifically agree and consent that the Parent may issue a Press Release and make other disclosures concerning this Agreement as in the opinion of its counsel are required to comply with federal and state securities laws.

                  (c) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

                  (d) Entire Agreement. This Agreement (including the Exhibits, Disclosure Schedules and other documents referred to in this Agreement, all of which are incorporated into this Agreement by reference) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, that may have related in any way to the subject matter of this Agreement.

                  (e) Succession and Assignment. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his, her or its rights, interests, or obligations under this Agreement without the prior written approval of the other Parties; provided, however, that the Parent or Sub may (i) assign any or all of their rights and interests under this Agreement to a wholly-owned subsidiary (in which case the Parent or Sub, as the case may be, shall nonetheless remain liable and responsible for the performance of all of its obligations under this Agreement).

                  (f) Counterparts/Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more Parties, and an executed copy of this Agreement may be delivered by one or more Parties by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of the Party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any Party, all Parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction of this Agreement.

                  (g) Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (h) Notices. All notices, requests, demands, claims, and other communications under this Agreement must be in writing. Any notice, request, demand, claim, or other communication under this Agreement shall be deemed duly given if (and then two Business Days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                  If to the Parent or Sub:
                           NextPath Technologies, Inc.
                           James R. Ladd, President
                           114 South Churton Street, Suite 101
                           Hillsborough, NC  27278

                  If to Carson Shareholders or Target:
                           Donald G. Carson and Betty Carson
                           12108 Towner Avenue, NE
                           Albuquerque, NM  87112

                  If to Sanchez Shareholders:
                           August Sanchez and Yvonne Sanchez
                           4236 Rancho Centro, NE
                           Albuquerque, NM  87120

Any Party may give any notice, request, demand, claim, or other communication under this Agreement using any other means (including personal delivery, expedited courier, messenger service, facsimile, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications under this Agreement are to be delivered by giving the other Parties written notice in the manner set forth in this Section 13(h).

                  (i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless it is in writing and signed by the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant under this Agreement, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant under this Agreement or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

                  (k) Expenses. Each of the Parties will bear his, her or its own costs and expenses (including legal fees and expenses and investment banking fees, if any) incurred in connection with the negotiation of this Agreement and the transactions contemplated by this Agreement.

                  (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. This Agreement shall be interpreted and enforced under the laws of the State of New Mexico. The prevailing party in any dispute to enforce this Agreement shall be entitled to recover from the losing party its costs and a reasonable attorneys' fee to be determined by the court.

                  (m) Incorporation of Exhibits and Disclosure Schedules. The Exhibits and Disclosure Schedules identified in this Agreement are incorporated into this Agreement by reference and made a part of this Agreement.

                  (n) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to specifically enforce this Agreement and the terms and provisions of this Agreement in any action instituted in any court of the United States or any state having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

                  IN WITNESS WHEREOF, the Parties have executed this Agreement and Plan of Merger as of the Effective Date.


     PARENT:             NextPath Technologies, Inc., a Nevada corporation


                         By:     /s/James R. Ladd
                                 ----------------------------------
                                  James R. Ladd, President

     SUB:                Sagebrush Technology, Inc., a Delaware corporation


                         By:     /s/James R. Ladd
                                 ----------------------------------
                                  James R. Ladd, President


     SHAREHOLDERS:

                         Donald G. Carson


                         Betty Carson


                         August Sanchez


                         Yvonne Sanchez